Issuer Free Writing Prospectus Filed Pursuant to Rule 433 Registration Statement No. 333-227122 Dated August 30, 2018 (To Preliminary Prospectus dated August 30, 2018)

Free Writing Prospectus
INmune Bio Inc. Company Presentation

This free writing prospectus relates to the proposed initial public offering of shares of common stock of INmune Bio Inc. (the “Company”), which are being registered on a Registration Statement on Form S-1 (No. 333-227122) (the “Registration Statement”). This free writing prospectus should be read together with the preliminary prospectus dated August 30, 2018 included in that Registration Statement, which can be accessed through the following link: http://www.sec.gov/Archives/edgar/data/1711754/000164033418001703/inmune_s1.htm

The Company has filed a registration statement (including a preliminary prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. The Registration Statement has not yet been declared effective by the SEC. Before you invest, you should read the preliminary prospectus in that registration statement (including the risk factors described therein) and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Univest Securities, LLC, Prospectus Department, at +1 (212)343-8888.


INmuneBio
INNATE IMMUNITY
September 2018

Forward-Looking Statements

This presentation contains "forward-looking statements" Forward-looking statements reflect our current view about future events. When used in this presentation, the words "anticipate," "believe," "estimate," "expect," "future," "intend," "plan," or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements, include, but are not limited to, statements contained in this presentation relating to our business strategy, our future operating results and liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, our ability to raise capital to fund continuing operations; our ability to protect our intellectual property rights; the impact of any infringement actions or other litigation brought against us; competition from other providers and products; our ability to develop and commercialize products and services; changes in government regulation; our ability to complete capital raising transactions; and other factors (including the risks contained in the section of this prospectus entitled "Risk Factors") relating to our industry, our operations and results of operations. Actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

INmune Bio: The Innate Immune Company

- Clinical-stage company focused on reprogramming the innate immune system to fight cancer
- Two therapeutic platforms
  - **INB03** – targets myeloid-derived suppressor cells (MDSC), which protect tumor from the immune system and immunotherapy
  - **INKmune** – improves ability of patient's NK cells to eliminate residual disease
- Both platforms treat many types of cancer based on immunologic biomarkers
- Both platforms can be used alone or as part of combination therapy

The Investment Opportunity

- INMB platforms targets innate immune system
- INMB platforms "universal" cancer therapies
- INKmune targets residual disease to prevent cancer relapse
- INB03 expands market for checkpoint inhibitors (CPI)
  - CPI be largest class of cancer therapy by 2027*
- Clinical programs use biomarker directed strategies
  - INKmune Phase I/II in women with ovarian cancer starts 1Q19
  - INB03 Phase 1 trial in solid tumors currently enrolling patients
- Significant growth opportunities exist through licensing and partnerships

*Source: *Markets and Markets*
***Evaluate Pharma*

How is INmune Bio different?

INmuneBio
INNATE IMMUNITY

- Most I/O companies focus on the adaptive immune system (T cells)
- INmune Bio focused on the innate immune system (NK and MDSC)
- Most I/O therapy is focused on the effector cells that kill cancer (T and NK cells)
- INB03 focused on the "protector cells" that protect the cancer from the immune system and immunotherapy



Innate Immune System
Adaptive Immune System
NK cells
Effector Cells
Protector Cells
MDSCs
T cells
B cells

Innate Immune Therapeutic Platforms

INB03

MDSC inhibitor

- ***INB03*** decreases the number and function of MDSC to improve sensitivity to immunotherapy
- ***Goal*** is to dramatically increase the number of patients sensitive to CPIs
- ***Addresses*** "protector cell dysfunction"

INKmune

Primes NK to kill cancer

- ***INKmune*** converts inert NK cells to cancer-killing NK cells
- ***Goal*** is to eliminate residual disease that causes relapse
- ***Addresses*** "effector cell dysfunction"

Taking the brakes off the immune system to fight cancer




INB03

Inhibitor of MDSCs




MDSCs Predicts Resistance to CPI

INmuneBio INNATE IMMUNITY

Stage IV Melanoma treated with Ipilimumab – resistance to CPI seen in patients with MDSC in blood (Wolchok2016)



C
MDSCs < 5.1%
MDSCs < 9.5%
MDSCs ≥ 9.5%
P = 6.7 × 10-11
Survival probability
1.0
0.8
0.6
0.4
0.2
0.0
0
1
2
3
4
5
Years

INB03: CPI Potentiator

INmuneBio
INNATE IMMUNITY

- CPI promote patient's T cells to attack their cancer; have become the backbone of cancer therapy
  - CPIs expected to be best-selling class of cancer drugs by 2027
  - <30% of patient's treated with currently approved CPIs respond to therapy; that is, >70% are resistant to CPI!
  - The majority of patients resistant to CPI will require combination therapy
- INB03 prevents proliferation and function of MDSC to improve response of existing CPI therapies by eliminating a major resistance mechanism
  - – INB03 is acting as a CPI "potentiator"

INB03 targets soluble TNF*

- *INB03* neutralizes soluble TNF (sTNF) without affecting transmembrane TNF (tmTNF) or TNF receptors
  - *Eliminates* sTNF that promotes the growth and function of MDSC that protects the tumor from the patient's immune system and immunotherapy
  - *Supports* tmTNF that bolsters immune response by improving NK/DC cross-talk to allow recruitment of tumor infiltrating lymphocytes (TILs)
- *INB03* is currently the only "selective" TNF inhibitor
  - Currently available drugs are "nonselective" TNF inhibitors
  - Nonselective TNF inhibitors are contraindicated in patients with cancer because of immunosuppression

* Tumor Necrosis Factor alpha

Precision therapy: Targets sTNF not tmTNF

Soluble TNF



Caspase activity
1.2
1.0
0.8
0.6
0.4
0.2
0.0
-3
-2
-1
0
1
Log [anti-TNF (µg/ml)]
INB03
etanercept
infliximab
adalimumab
vehicle

Inflammatory soluble TNF eliminated:
No paracrine signaling through receptors



INB03
solTNF
(recombinant or
physiological)
Exchange =
No paracrine
signaling

Trans-membrane TNF



Caspase activity
1.2
1.0
0.8
0.6
0.4
0.2
0.0
-3
-2
-1
0
1
2
Log [anti-TNF (µg/ml)]
INB03
etanercept
infliximab
adalimumab
vehicle

Immunoprotective transmembrane TNF unaffected:
Allows juxtacrine cell-cell signaling



INB03
Normal
juxtacrine
signaling

Zalevsky et al., *J. Immunol.* 2007

INB03 Development Program

INmuneBio INNATE IMMUNITY

Ongoing Phase 1 open-label, dose-escalation trial

- At least 12 patients with advanced solid tumors and ↑ MDSC
- Treatment: INB03 sub-cutaneous once a week
- Endpoints:
  - Safety
  - ↓ MDSC

Phase 2 trial in Stage IV melanoma ± CPI

- Patients refractory to CPI with ↑ MDSC
- Treatment: combo therapy INB03 ± CPI
- Endpoints:
  - ↓ MDSC
  - Progression free survival / overall survival





INKmune

NK Cell Therapeutic





INKmune: Primes NK Cells to Kill Cancer

INmuneBio INNATE IMMUNITY

Residual disease cannot be eliminated without activated NK cells


100
80
60
40
20
0
0
12
24
36
48
60
72
84
96
108
Months in CR
survivors
>12% NK operational
<12% NK operational
p=0.001
"relapsers"

modified from Lowdell1995

How Cancer Evades NK Killing...


Innate Immune System
Cancer
NK cell "tumor primed" (TpNK) with INKmune
Priming
S1
Triggering
S2
INKmune
aNK Cell
Pre-Cancer Cell
rNK Cell
Cancer Cell
TpNK Cell
Pre-Cancer Cell
Pre-cancerous cells express *both* priming and triggering ligands, allowing NK cell killing
Cancer down-regulates S1, "blindfolding" NK cells, allowing cancer to grow
INKmune binds to the NK prime receptor.....

aNK Cell = Activated NK Cell
rNK Cell = Resting NK Cell

INKmune: "universal" Cancer Therapy



Nil
NK
TpNK
To-Pro
FSC

INKmune TpNK are active against many types of cancers:

- *Blood cancers:* AML, MM, lymphoma
- *Solid tumors:* breast, ovary, prostate, renal, lung



% Specific lysis
AML
CLL
MCF-7



% specific lysis
NK Ova
TpNK Ova
NK CaBr
TpNK CaBr

modified from Lowdell2007 and 2011

Results with 1st-Generation TpNK Therapy

AML Phase 1

TpNK therapy made a difference

2 Phase 1 clinical trials performed in 20 patients with high-risk AML using a 1st-generation, *ex vivo*, personalized TpNK therapy

Clinical Results

- Produced *prolonged* remissions with excellent quality of life
- Effective in putting chemo-resistant refractory disease into remission
- 3 patients remain alive in complete remission after >2 years

Conclusions: TpNK biology translated to the clinic in 1st-generation

INKmune Development Program

2nd-generation TpNK allows in vivo priming
Stimulates patient's NK cells to kill their cancer
Targets naturally occurring tumor antigens

Phase 1/2 study in relapsed/ refractory CaOva

- Patients with low burden, but measurable disease
- Treatment: INKmune IV
- Endpoints:
  - Safety
  - ↑ NK cell activation and NK cell tumor killing
  - ↓ CA125 biomarker

Phase 1/2 dose-finding study in high-risk MDS

- Patients with high-risk MDS and measurable disease
- Treatment: INKmune IV
- Endpoints:
  - ↑ NK cell activation and NK cell tumor killing
  - ↓ blasts in marrow

INKmune Market: CaOva and High-Risk MDS

Patients	U.S.	EU + ROW	Market Op
Ovary	14,080	15,488	29,568
High-risk MDS	5,000	5,500	10,500
Total	19,080	20,988	40,068

- ***Assumptions***
  - U.S. market, NCI data with deaths used as proxy for advanced disease
  - ROW market is 10% of EU/U.S. market
- Significant opportunity for market expansion into other tumor types

Intellectual Property

INmuneBio
INNATE IMMUNITY

INB03

- 2021 – composition-of-matter (licensed from Xencor)
- 2035 – use for treatment of cancer (licensed from University of Pittsburgh)
- Multiple filings in process

INKmune

- 2035 – use for treatment of cancer
- Multiple filings in process

Continuing to expand patent portfolio for both platforms

Accomplished Leadership

Management

RJ Tesi, MD
Chief Executive Officer & Chief Medical Officer

Mark Lowdell, PhD
Chief Scientific Officer

David Moss
Chief Financial Officer

Board of Directors

J. Kelly Ganjei
CEO of Cognate

Timothy Schroeder
CEO and Founder of CTI

David Szymkowski, PhD
VP of Cell Biology

Scott Juda
Founder and Managing Member, Fossick Capital

For complete biographies, visit www.inmunebio.com

Summary of the Offering

Listing	NASDAQ
Ticker	INMB
Proposed offering price	$8
Minimum offering amount	$8,000,000
Maximum offering amount	$20,000,000

Shares to be outstanding after offering	
Minimum	9,719,441
Maximum	11,219,411

Use of Proceeds – $20M raise

INKmune Phase 1 & 2 ovarian cancer	$4M
INB03 Phase 1 elevated MDSC	$1.5M
INB03 Phase 2 CPI combo	$2.5M
INKmune high-risk MDS	$4M
Manufacturing scale-up	$3M
R&D, working capital and general corporate	$3.1M

Maximum offering proceeds expected to be $18.1 million; minimum offering expected to be $6.9 million

If minimum is raised, will conduct only Phase 1 & 2 clinical trial for ovarian cancer and Phase 1 clinical trial for elevated MDSC

The Investment Opportunity

INmuneBio INNATE IMMUNITY

- The immunotherapy market is growing at 13% annually*
- INmune's platforms target the innate immune system
- INKmune can treat both hematologic and solid malignancies
- INB03 should improve efficacy of CPI in resistant patients
  - CPI market in infancy - is expected to grow to $7 billion by 2023**
  - CPI to be the best-selling class of cancer drugs by 2027**
  - More than half patients treated with CPIs are resistant to therapy
- The company's clinical strategy features rapid product development
  - INKmune Phase I/II start early 2019
  - INB03 Phase 1 trial in solid tumors enrolling patients
- Significant growth opportunities exist through licensing and partnerships

*Source: *Markets and Markets*
***Evaluate Pharma*

Appendix

INB03 engineered human protein

- 17kDal non-glycosylated protein
- 6 amino acid substitutions
- 10kDal PEG
- T1/2 – 18h
- Expressed in E.coli



Subunit A
Subunit B
Subunit C
Receptor binding, "small" domain (subunit A)
Mutation A145R
Receptor binding, "large" domain (subunit C)
Receptor binding, "DE loop" domain (subunit A)
Mutation Y87H
Mutation R31C (for 10kD pegylation)

+ V1M (better expression)
+ C69V/C101A (specific pegylation)

see Steed et al., *Science*, 301, 2003

IPO roadshow appendix.draft.8.13.18

INmuneBio INNATE IMMUNITY

Precision therapy: *neutralizes sTNF* *<u>without</u> affecting tmTNF*


Soluble TNF
Caspase activity
1.2
1.0
0.8
0.6
0.4
0.2
0.0
-3
-2
-1
0
1
Log [anti-TNF (µg/ml)]
INMB003
etanercept
infliximab
adalimumab
vehicle

Inflammatory soluble TNF eliminated:
No paracrine signaling through receptors


+
=
solTNF
(recombinant or
physiological)
Exchange =
No paracrine
signaling


Trans-membrane TNF
Caspase activity
1.2
1.0
0.8
0.6
0.4
0.2
0.0
-3
-2
-1
0
1
2
Log [anti-TNF (µg/ml)]
INMB003
etanercept
infliximab
adalimumab
vehicle

Immunoprotective transmembrane TNF unaffected:
Allows juxtacrine cell-cell signaling


+
=
tmTNF (ΔTACE
site or TACE-
inhibitor)
Normal
juxtacrine
signaling

Zalevsky et al., *J. Immunol.* 2007

Anti-inflammatory MOA: simple and elegant



Normal sTNF activity
Active TNF
+
TNFR
sTNF bind
TNFR
Inflammation
INMB003
+
Active TNF
or
Inactive
heterotrimers
INMB003 neutralizes sTNF
Heterotrimers
cannot bind
TNFR
No
Inflammation
INmuneBio
INNATE IMMUNITY

TNF biology: *complicated …*

- 4 elements
  - 2 cytokines: sTNF and tmTNF
  - 2 TNF receptors: TNFR1 and TNFR2
- ***Bad TNF:*** sTNF/TNFR1
  - Causes inflammation and/or cell death
- ***Good TNF:*** tmTNF/TNFR2 and TNFR1
  - Cytoprotective, promotes proliferation, promotes immune function and remyelination
- Blocking sTNF prevents inflammation
- Blocking tmTNF causes immuno-suppression and demyelination


Normal TNF Biology
TNFR1
TNFR2
sTNF
(bad)
tmTNF
(good)

INmuneBio INNATE IMMUNITY

CaOva lysis assay by xCELLigence




killing assay for SKOV3 cells


Real-Time Cytolysis Plot
INKmune added
NK added
% Cytolysis
40.0
35.0
30.0
25.0
20.0
15.0
10.0
5.0
0.0
24.0
36.0
48.0
60.0
72.0
84.0
Time (hr Post-Treatment)
NK 1:1
NK 2:1
NK 5:1
NK 20:1
TP-NK 1:1
TP-NK 2:1
TP-NK 5:1

INmuneBio INNATE IMMUNITY

Biomarker – patient selection



% Specific lysis
AML
CLL
MCF-7

Autologous INKmune pNK cells lyse primary MM cells irrespective of prior treatment



p=0.018
% SPECIFIC LYSIS
NK
TaNK
+Dexamethasone
-Dexamethasone

INKmune pNK target tumor and NOT normal cells



Normal B cells
Myeloma B cells
Nil
NK
INKmune
To-Pro
FSC

Am J Hematology; 86:967-973

The surprise: *the tumor, NOT the immune system is the cause of relapse!*


Relapser NK cells
Survivor NK cells
Does not kill
Does Not Kill
Kills
Kills
Relapser AML
Survivor AML

- Relapser NK cells **kill** survivors AML.
- Survivor NK cells ***can not kill*** relapser AML.

Conclusion: AML mutates to evade NK cell killing.

Leukemic Priming of Resting NK Cells Is Killer Ig-like Receptor Independent but Requires CD15-Mediated CD2 Ligation and Natural Cytotoxicity Receptors

The Journal of Immunology



INB16
CD15 epitope
CD2L
CD2
CD16
NK
CD3ζ



% CD16 Expression
% RAJI Lysis



pSTAT5



NK signalling upon co-culture with CTV-1
% positive
Min
pLAT
pZAP70



rNK
TpNK 4h

INmuneBio INNATE IMMUNITY

INB16 vs alternative priming – Differential protein expression @16h


K562
Daudi
INB16
RPMI-8226
IL-2
IL-15
IL-18
IL-12/15/18
CD16
CD54 (ICAM-1)
CD62L
CD184 (CXCR4)
CD226 (DNAM-1)
CD244 (2B4)
CD314 (NKG2D)
CD335 (NKp46)
CD337 (NKp30)
NKp80
Colour Key
≤ 75% Decrease
No change
≤ 75% Increase

Paradoxical decrease (not loss) in ligand expression associated with increased function

INmuneBio INNATE IMMUNITY

INB16 vs IL-2 priming – 412 Differential gene expression profiles

INB16 | IL-2



ALCAM – NK cell migration and adhesion
STAT5 – "molecular switch" essential for NK killing
CD70 – CD27L and NCR for B cell tumours
VEGFA – survival signal for NK
CXCL10 – chemoattractant for NK cells

INmuneBio
INNATE IMMUNITY

INKmune: *TpNK best for Ovarian Cancer*

SKOV3 killing by NK cells from healthy donor (HD) or CaOva patient ascites



% Viable SKOV3 Cells
100
80
60
40
20
0
*
*
SKOV-3 ALONE
HD NK+SKOV3
HD TpNK+SKOV3
HD LAK+SKOV3
PT08 ASC NK+SKOV3
PT08 ASC TpNK+SKOV3
PT08 ASC LAK+SKOV3

INmuneBio INNATE IMMUNITY